CENTRE SQUARE

1500 MARKET ST.

SUITE 3900

PHILADELPHIA, PA 19102

Lease Date:             March 17, 1999
Commencement Date:      August 16, 1999 or space finished (earlier of)
Rent Commencement Date: September 17, 1999 (31 days following occupancy)
Expiration Date:        10 years from Commencement - last day of the month.
Renewal Options:        180 days prior to Expiration (not later than)

Landlord:               MetLife
Square Feet NRA:        31,689
Expense Prorations:     Tax-1.707%     Op.Exp.-1.91%      Base1999
Rent / Sq. Ft.:           1 -$17       2-$18     3-$19      4-$20
                          5-$21        6-$22.50  7-$23
                          8-$23.50     9-$24     10-$25
Holdover Rent:          150% of market vs. 2 times base

OFFICE LEASE

BETWEEN

CENTRE SQUARE (LANDLORD)

AND

LINCOLN NATIONAL MANAGEMENT CORPORATION (TENANT)

DATED: MARCH 17    , 1999

OFFICE LEASE

ARTICLE I.

BASIC LEASE PROVISIONS

BASIC LEASE PROVISIONS:

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

BUILDING AND ADDRESS:

1500 Market Street
Philadelphia, PA 19102

LANDLORD AND ADDRESS:
CENTRE SQUARE

c/o Cushman & Wakefield, Inc.
Centre Square, Lower Mezzanine
1500 Market Street
Philadelphia, PA 19102

TENANT ADDRESS:

LINCOLN NATIONAL MANAGEMENT CORPORATION
Centre Square
1500 Market Street
Suite 3900
Philadelphia, PA 19102

DATE OF LEASE: MARCH 17 , 1999

LEASE TERM: approximately ten (10) years, subject to Article II

COMMENCEMENT DATE: The date hereof

EXPIRATION DATE: The last day of the Month in which the tenth (10th) anniversary of the Rent Commencernent Date (hereinafter defined) Occurs

BASE RENT:

 Lease Year       Monthly        Annually        Rate/RSF
 1              $44,892-75      $538,713.00       $17.00
 2              $47,533.50      $570,402.00       $18.00
 3              $50,174.25      $602,091.00       $19.00
 4              $52,815.00      $633,780.00       $20.00
 5              $55,455.75      $665,469.00       $21.00
 6              $59,416.87      $713,002.00       $22.50
 7              $60,737.25      $728,847.00       $23.00
 8              $62,057.62      $744,691.00       $23.50
 9              $63,378.00      $760,536.00       $24.00
 10             $66,018.75      $792,225.00       $25.00

TAX ALLOWANCE: 1999 Base Year for Taxes

OPERATING EXPENSE ALLOWANCE: 1999 Base Year for Operating Expenses

RENTABLE AREA OF THE BUILDING: 1,856,784 rentable square feet

RENTABLE AREA OF THE PREMISES: 31,689 rentable square feet

SUITE NUMBER OF PREMISES: 3900

TENANT'S SHARE: Taxes: 1.707%; Operating Expenses: 1.91%

TENANT'S USE OF PREMISES: General office use

ENUMERATION OF EXHIBITS:

The exhibits set forth below and attached to (or expressly deemed attached to) this Lease, and are incorporated in this Lease by this reference:

EXHIBIT A.    Plan of Premises
EXHIBIT B.    Landlord's Work
EXHIBIT C.    Building Specifications
EXHIBIT D.    Rules and Regulations
EXHIBIT NDA   Non-Disturbance and Attornment Agreement
EXHIBIT E     Plans and Specifications for Tenant's Work
EXHIBIT F     Offer Space
EXHIBIT JS    Janitorial Specifications

1.1. DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity which is owned or controlled by, owns or controls, or is under common ownership or control with Tenant. In addition, a successor to Tenant by way of merger or purchase of all or substantially all of Tenant's assets, provided that such successor has a net worth at least equal to the net worth of Tenant as of the Commencement Date or immediately prior to such merger or purchase, whichever is greater (as evidenced by financial information submitted and reasonably acceptable to Landlord).

BUILDING: The office building located at 1500 Market Street, Philadelphia, Pennsylvania 19102.

COMMENCEMENT DATE: The date specified in Article I as the Commencement Date, unless changed by operation of Article II.

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Any Tenant Alteration which (a) does not require a building permit, (b) does not involve or affect any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems, (c) does not cost more than $10,000 individually, and (d) is not part of a larger project, program, plan or group of Tenant Alterations which costs more than $10,000 in the aggregate.

DEFAULT RATE: Two percent (2%) above the rate then most recently announced by First Union National Bank, N.A. as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by law.

ENVIRONMENTAL LAWS: Any law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any law, rule, order or regulation of any department or subdivision thereof or any governmental agency, or conditions of supply and demand which have been or are affected by war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives, firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manage for the Property and their respective partners, directors, officers, agents and employees.

LAND: The parcels of real estate on which the Building is located.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, if any, specifically described in Exhibit B, attached hereto.

LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

MONTHLY BASE RENT: The monthly rent specified in Article I.

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property including the amortized portion (together with interest thereon) of capital improvements installed for the purpose, in Landlord's reasonable and good faith judgment, of reducing or controlling Operating Expenses, complying with applicable Laws, or improving the safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate). Operating Expenses shall not include, (a) costs of alterations of the premises of tenants of the Building, (b) costs of capital improvements to the Building, except as set forth above, (c) depreciation charges, (d) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (e) ground rental payments, (f) real estate brokerage and leasing commissions, (g) advertising and marketing expenses, (h) costs of Landlord reimbursed by insurance proceeds, (i) expenses incurred in negotiating leases of' other tenants in the Building or enforcing lease obligations of other tenants in the Building, (j) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses, (k) costs of decorating, redecorating or special cleaning or other services provided to a particular tenant (but not all tenants) of the Building, (1) any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business, (m) all costs for which Tenant or any other tenant in the Building is separately charged (other than through the Operating Cost escalation provisions of the lease with such other tenant), (n) the cost of any electric current furnished to office tenants for noncustomary office machinery and equipment, (o) the cost of correcting defects in the original construction of the Building equipment to the extent such cost is covered by warranty, except that conditions resulting from ordinary wear and tear will not be deem defects for the purpose of this clause (o), (p) the cost of any repair made by Landlord because of the total or partial destruction of the Building by fire or other casualty (except that reasonable deductible amounts may be included in Operating Expenses) or the condemnation of a portion of the Building, (q) any increase in Landlord's insurance premiums to the extent that such increase is caused by or attributable to the particular use, occupancy or act of another tenant, (r) the cost of removal, treatment or abatement of asbestos or any other hazardous substance or gas in the Building or on the Premises (other than those customarily handled or disposed of incident to the normal operation, maintenance or repair of the Property, such as cleaning materials), (s) any amount paid to an affiliate of Landlord to the extent of the excess of such amount which would be paid in the absence of such relationship, (t) the cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant, and (u) the cost of overtime or other expense to Landlord in curing defaults. If any Operating Expense, though paid in one year, relates to more than one calendar year, at option of Landlord such expense may be proportionately allocated among such related calendar years. Further, notwithstanding anything to the contrary contained herein, in no event shall Tenant be required to pay Operating Expenses for the calendar year commencing January 1, 1999.

OPERATING EXPENSE ALLOWANCE The amount set forth in Article I.

OPERATING EXPENSE STATEMENT: A statement in writing signed by Landlord, setting forth in reasonable detail (a) the Operating Expenses for the preceding Operating Year, (b) the Operating Expense Allowance, (c) the Operating Expense Adjustment for such Operating Year, or portion thereof, and (d) the Operating Expense Estimate for the current Operating Year.

OPERATING YEAR: Each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

PREMISES: The space located in the Building described in Article I and depicted on Exhibit A attached hereto.

PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this, Lease. Any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS: Collectively, Tenant's Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to. the Premises, excluding Landlord's Work.

TENANT DELAY: Any event or occurrence, other than a Force Majeure event or occurrence, which delays the completion of the Landlord Work which is caused by or is described as follows:

-special work, changes, alterations or additions requested or made by Tenant in the design or finish -in any part of the Premises after approval of the plans and specifications (as described in Exhibit B);

-Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, it being understood and agreed that such delay shall not be deemed to have occurred until 5 days have elapsed since the request was made for such information, approval, or otherwise;

-Tenant's failure to approve and pay for such Tenant's Work as Landlord undertakes to complete at Tenant's expense within 30 days of Landlord's written demand for such payment, accompanied by an invoice, in reasonable detail describing the costs for such work; or

-the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises.

TENANT'S WORK: All work installed or furnished to the Premises by Tenant.

TENANT'S SHARE: The percentage specified in Article I which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

TERM: The term of this Lease, commencing on the Commencement Date and expiring on the Expiration Date, unless sooner terminated as provided in this Lease.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

ARTICLE II.

PREMISES, TERM AND FAILURE TO GIVE POSSESSION

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease.

COMMENCEMENT DATE; TERM; LEASE YEARS

If the Rent Commencement Date occurs on other than the first day of a calendar month, Monthly Base Rent for that month shall be prorated on the basis of a 360 day calendar year with 12 months containing 30 days each.

The first lease year of the Term shall commence on the Rent Commencement Date and shall end (a) on the day immediately preceding the first anniversary of the Rent Commencement Date, if the Rent Commencement Date is the first day of the month, or (b) the last day of the month in which the first anniversary of the Rent Commencement Date occurs, if the Rent Commencement Date is any day other than the first day of a calendar month. Each subsequent lease year shall be a period of twelve months, commencing on the day immediately following the expiration of the prior lease year and expiring on the day immediately preceding the anniversary of the commencement of such lease year.

The amount of Monthly Base Rent set forth in the Article I is an annualized amount. If the first lease year is more than 365 days, Tenant shall pay a pro rated amount of the amount for the period which is in excess of 365 days.

FAILURE TO GIVE POSSESSION

Landlord shall not be subject to any liability for failure to give possession of the Premises to Tenant on the Commencement Date (a) by reason of the holding over or retention of possession of any tenant, tenants or occupants or (b) for any other Reason.

AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article I are controlling, and are not subject to revision after the date of this Lease.

CONDITION OF PREMISES

It is understood and agreed that Landlord shall have no obligation to do any work in order to ready the Premises for Tenant's use and that Tenant will be responsible for all construction, alterations or installations necessary to make the Premises ready for its use. It being further understood and agreed that Tenant will accept delivery of the Premises in an "as is" condition or whatever condition the same may be in as of the Commencement Date, and subject to the terms of this Lease. Tenant acknowledges that it has either undertaken an inspection of the Premises and been satisfied with the results thereof or waived the undertaking of such inspection and that no agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and that no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant. Notwithstanding the foregoing, however, on the Commencement Date the Building systems serving the Premises and the structural portions thereof shall -be in good working and condition commensurate with first class office buildings in the vicinity of the Building and in the event of any defect or failure with respect to same, upon written notice thereof from Tenant, Landlord shall promptly proceed to repair same at its sole cost and expense, except of such defect or failure was the result of Tenant's act, in which event Tenant shall bear the cost thereof.

Tenant shall (a) promptly after the Commencement Date, (i) obtain all necessary municipal or governmental approvals and consents to construct the Premises in accordance with the plans and specifications which shall be submitted to Landlord for its prior written approval, and at such time as the plans and specifications are approved and initialed by Landlord and Tenant for identification and marked "Final Approved Plans and Specifications/Lincoln National Management Corporation/Suite 3900 at Centre Square" with the date of such approval indicated thereon, the same shall be.deemed incorporated herein by reference whether or not the same are physically attached hereto and which approved plans and specifications shall be hereinafter referred to as Exhibit E, which shall be deemed attached hereto and made a part hereof, and which work is hereinafter referred to as "Tenant's Work", and (ii) enter into a construction contract for the performance of Tenant's Work with a contractor to be selected by Tenant in accordance with Article VIII, which construction contract and contractor are hereinafter respectively referred to as "Construction Contract" and "Contractor", and (b) promptly after obtaining such approvals and consents and entering into such contract, cause the Premises to be completed substantially in conformance with the plans and specifications to be attached hereto as Exhibit E. All subcontractors shall be similarly selected in accordance with Article VIII, it being further understood and agreed that Tenant's architect and engineer shall be similarly subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Landlord agrees to furnish Tenant with a list of up to six (6) interior finish contractors approved by Landlord.

Within thirty (30) days after Tenant completes all Tenant's Work and furnishes Landlord with (i) satisfactory evidence of the approval of the municipal or governmental bodies necessary in order to permit the use and occupancy of the Premises for the use set forth in Article I, (ii) copies of all required approvals, permits, inspections and sign-offs required by state, federal and municipal authorities along with copies of stamped (by Tenant's architect) drawings approved by Landlord and the municipal body having jurisdiction, (iii) copies of all bill incurred by Tenant in completing Tenant's Work together with evidence satisfactory to Landlord (by lien waivers and "paid" receipts) that said bills have been paid in full, Landlord shall pay to Tenant for Tenant's Work the lesser of the (a) the cost of Tenant's Work as evidenced by receipted bills therefor and (b) the sum of $1,204,182.00, (said amount hereinafter referred to as the "Construction Allowance. The Construction Allowance shall represent Landlord's sole and total contribution to Tenant's Work. Notwithstanding, expressly provided Tenant is not in default beyond any applicable grace period under the terms of this Lease and submits to Landlord copies of bills incurred by Tenant in completing various portions of Tenant's Work along with evidence satisfactory to Landlord that said bills have been paid in full by lien waivers and "paid" receipts and a statement of Tenant's architect (in form and content satisfactory to Landlord) that the work for which said bills have been paid has been satisfactorily completed pursuant to the terms of this Lease, Landlord shall, not more than once every thirty (30) days, within thirty (30) days after the submissions hereabove required, pay Tenant, in increments of not less than $100,000.00 each that portion of the Construction Allowance for which said bills have been submitted except that Landlord shall retain and hold back (the "Retainage") the sum of $120,418.00 until all conditions of this Article II have been satisfied further provided that in the event Tenant has not delivered to Landlord the required submissions to draw the Retainage on or before the Rent Commencement Date, such failure shall be deemed a default hereunder and Landlord, at its sole option, subject to ten (10) days prior written notice to Tenant, shall have the right to take such steps as are necessary to permit the use and occupancy of the Premises for the use set forth in Article I Tenant acknowledges Landlord's right to apply the Retainage towards the reimbursement of Landlord's reasonable costs in connection with the foregoing further provided Tenant also agrees to remit to Landlord, within fifteen (15) days of Landlord's written demand, a reimbursement of Landlord's reasonable costs incurred above and beyond the Retainage. In connection with Tenant's Work, Tenant shall pay Landlord, within fifteen (15) business days of demand, a construction fee equal to 3% of the Construction Allowance, as well as all elevator, rubbish removal and hoisting charges at the rates determined by Landlord and in effect at the time. Further in connection with Tenant's Work (pursuant to plans and specifications approved in writing by Landlord), if Tenant encounters any asbestos or Hazardous Materials within the Premises in the course thereof not placed there as a result of Tenant's act (or one acting for Tenant), Landlord will cause same to be removed at its sole cost and expense.

ARTICLE III.

RENT

Tenant agrees to pay to Landlord at the office specified in Article I, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or setoff whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article IV, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord on the Rent Commencement Date. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE IV.

RENT ADJUSTMENTS AND PAYMENTS

TAX ADJUSTMENT

If Taxes for any Tax Year shall be greater than the Tax Allowance, Tenant shall pay to Landlord an amount equal to Tenant's Share of such difference. (The amount of Tenant's Share of such difference is hereinafter referred to as the "Tax Adjustment.") If the Rent Commencement Date is any date other than the first day of a Tax Year or if the Expiration Date is any date other than the last day of a Tax Year, the Tax Adjustment shall be allocated proportionately to the amount of time in such Tax Year that the Term is in effect. Within 120 days after Landlord's determination of Taxes for the applicable period during the Term, Landlord shall furnish Tenant with a Tax Statement and Tenant shall pay the Tax Adjustment within ten (10) business days following delivery of the Tax Statement to Tenant. Further, upon Landlord's receipt of the actual annual bills for Taxes for each Tax Year, which Tenant acknowledges may be subsequent to the delivery of the Tax Statement and Tenant's obligation to make the Tax Adjustment, Landlord will provide Tenant with copies of such annual bills.

OPERATING EXPENSE ADJUSTMENT

If the Operating Expenses for any Operating Year shall be greater than the Operating Expense Allowance, Tenant shall pay to Landlord an amount equal to Tenant's Share of the difference. (The amount of Tenant's Share of such difference is hereinafter referred to as the "Operating Expense Adjustment".) If the Rent Commencement Date is any date other than the first day of an Operating Year or if the Expiration Date is any date other than the last day of an Operating Year, the Operating Expense Adjustment will be allocated proportionately to the amount of time in such Operating Year that the Term is in effect.

From and after the Rent Commencement Date, Tenant shall pay to Landlord, on account of the Operating Expense Adjustment for the current Operating Year, monthly installments in advance equal to one-twelfth (1/12th) of the estimated Operating Expense Adjustment for such Operating Year (the "Operating Expense Estimate"). Such installments shall be payable on or prior to the 10th business day of each month throughout the Lease Term, except that, if the Commencement Date occurs on a day other than the first day of a month, the first Operating Expense Adjustment Deposit shall be paid on the Commencement Date and apportioned based on the number of days in such month occurring from and after the Commencement Date. Within 120 days following the end of each Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement. Within ten (10) days following the receipt of the Operating Expense Statement, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) the sum of (a) any deficiency (or excess) between the installments paid on account of the preceding Operating Year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year, and (b) any deficiency (or excess) between (i) the total of the installments paid on account of the Operating Expense Adjustment for the current Operating Year in which the Operating Expense Statement is issued, and (ii) the product of one-twelfth (1/12) of the Operating Expense Estimate as shown on the Operating Expense Statement for the current Operating Year and the number of months which have elapsed during such Operating Year. Until the Operating Expense Estimate for the current Operating Year is furnished by Landlord, Tenant shall continue to pay monthly installments on account of the current Operating Year's Operating Expense Adjustment based upon the preceding Operating Year's Operating Expense Estimate. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this Article.

GENERAL

Notwithstanding anything to the contrary contained herein, it is understood and agreed that Landlord's failure to deliver the Operating Expense Statement or Tax Statement or in computing the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items or constitute a release of Tenant's obligations to pay such amounts. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease.

Each such Operating Expense Statement given by Landlord pursuant to this Article 4 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such Operating Expense Statement, time being of the essence, Tenant shall notify Landlord in writing that it disputes the correctness of the Operating Expense Statement, specifying the particular respects in which the Operating Expense Statement is claimed to be incorrect, and if such dispute shall not have been settled by agreement between Landlord and Tenant (who shall promptly proceed, in good faith, to attempt reach such settlement, expeditiously) within sixty (60) days thereafter, either party may submit the dispute for third party resolution (the "Dispute Mechanism") as follows: Landlord and Tenant shall each, at their respective sole cost and expense, promptly retain a "qualified" (to wit: one who is familiar and experienced with operating expense escalation clauses in leases for office space in first class office buildings in downtown Philadelphia) certified public accountant, licensed to practice in the Commonwealth of Pennsylvania and the two public accountants will promptly select a third similarly qualified public accountant (with the costs of the third public accountant to be shared equally by Landlord and Tenant) and the three (3) public accountants will then promptly and expeditiously review the Operating Expense Statement (and permitted backup) timely disputed and make a determination accordingly which will become effective and binding on Landlord and Tenant as of the date of their determination. Notwithstanding the foregoing, pending the determination of such dispute, by agreement between Landlord and Tenant or the Dispute Mechanism, Tenant shall within ten (10) business days after the receipt of such Operating Expense Statement pay additional rent in accordance with such Operating Expense Statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of rents resulting from compliance with the Landlord's Operating Expense Statement.

Anything contained herein to the contrary notwithstanding, Tenant, only by its internal auditors or an independent certified public accountant licensed to practice in the Commonwealth of Pennsylvania, shall have the right, upon written notice to Landlord, within sixty (60) days after the receipt of such Operating Expense Statement, time being of the essence, to, in confidence (and, at Landlord's option, subject to a written confidentiality agreement as Landlord may reasonably require), during regular business hours, at Landlord's office where such records are maintained, examine Landlord's books and records solely with respect to such Operating Expense Statement. Tenant shall additionally have the right, at its cost and expense, to make copies at Landlord's office of the pertinent portions thereof only.

PARTIAL OCCUPANCY; OTHER ADJUSTMENTS

For purposes of determining the Operating Expense Adjustment, if the Building is not fully rented during all or a portion of an Operating Year, Landlord may make appropriate adjustments to the Operating Expenses for such Operating Year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Operating Year. In the event any other tenant in the Building provides itself with a service which Landlord would supply under the Lease without an additional or separate , charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

ARTICLE V.

SERVICES

LANDLORDS GENERAL SERVICES

So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services:

.1 heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays, as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and mandatory regulations and laws;

.2 tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

.3 pursuant to Exhibit JS, attached hereto and made a part hereof, customary cleaning and janitorial services in the Premises Monday through Friday, excluding National Holidays;

.4 automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord's standard charges;

Whenever Tenant's use or occupancy of the Premises, including lighting, personnel, heat generating machines or equipment, individually or collectively, causes the design loads for the Building's HVAC system to be exceeded or to affect the temperature otherwise maintained by the HVAC system in the Premises or the Building, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

Without limiting the generality of this Article V, Tenant shall pay Landlord at rates fixed by Landlord charges for all water furnished to the Premises for purposes other than set forth in Section .2, including the expenses of installation of a water line, meter and fixtures.

ELECTRICAL SERVICES

Landlord shall provide five (5) watts of electrical energy per square foot of rentable area, connected load, at 85% demand for 236 hours per month. If, in Landlord's reasonable judgment, Tenant's use of electricity exceeds the foregoing amount, Landlord may install meters (including, at Landlord's election, both usage and demand meters) measuring the cost of such electricity used in the Premises. Tenant shall pay to Landlord the cost of the meters and installation and necessary appurtenances thereto, and Tenant shall also pay to Landlord the cost of such excess electricity at rates equal to 125% of the applicable high tension rates (plus all applicable demand costs, surcharges, taxes and other amounts). All charges for excess electricity shall be due and payable within ten (10) days after Tenant is billed therefor.

Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than lamps, personal computers and similar small office machines or make any alterations or additions to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

Landlord shall furnish and install at Tenant's expense all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises.

ADDITIONAL AND AFTER-HOUR SERVICES

If Tenant shall require heating, ventilating, or air-conditioning (collectively, sometimes herein, "HVAC") outside the hours and days specified in Section .1 above, Landlord shall furnish such HVAC for the area or areas specified on written request of Tenant delivered to Landlord before 2:00 P.M. of the business day preceding the extra usage period, further provided that Landlord shall use commercially reasonable efforts to provide such after hours service on a shorter period of written notice from Tenant for same.

If Tenant requires any services in addition to those set forth in hereabove in this Article, Landlord shall furnish such additional services if Landlord can reasonably do so, upon reasonable prior notice from Tenant. Further, for such services requested by Tenant and furnished by Landlord, Tenant shall pay Landlord at the rates established by Landlord from time to time for such services, which, with respect to after hours HVAC is, as of the date hereof, $405.00 per hour. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services.

SUPPLEMENTAL HVAC

Anything in this Lease to -the contrary notwithstanding, and without limiting Landlord's obligation to provide HVAC, Tenant shall have the right, subject to Landlord's right to approve plans, specifications and location of same, to install, maintain and operate, at Tenant's sole cost and expense, to serve the Premises, a supplementary HVAC system for after hours or additional cooling. The supplemental system for the 39" floor will consist of one 50 ton air cooled water chiller with two water recirculation pumps located on the roof of the Building, which pumps will supply a chilled water loop to the 39th floor of the Building serving two air handlers at 10,000 cfms and one air handler of 1,500 cfms. The two 10,000 cfm units will provide supplementary cooling to the perimeter office spaces within the Premises and the existing Building system, converted to VAV, will serve the interior spaces. No heat pumps will be used and, accordingly, the Building condenser water system will not be tapped.

PHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets, provided, however, Landlord's consent to any nationally recognized provider shall not be unreasonably withheld or delayed.. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program.

Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith).

Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises or the Building.

DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure or delay shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease. Notwithstanding the foregoing, and except in the instance of an untenantability resulting from fire or other casualty, if as a result of Landlord's act, a failure results in Landlord's ability to deliver any service or utility (including electricity) as expressly required by the terms of this Lease, the Premises or a material portion thereof become untenantable so that Tenant's ability to conduct business from the Premises is materially adversely affected and provided Tenant ceases to use the affected area to conduct its business (as contemplated by this Lease), commencing the 5" business day following written notice of such condition to Landlord, until such condition is corrected and the service restored, Tenant's Base Rent and additional rent for Operating Expenses and Taxes shall abate in proportion to such untenantable portion of the Premises.

ARTICLE VI.

POSSESSION, USE AND CONDITION OF PREMISES

POSSESSION AND USE OF PREMISES

Tenant shall be entitled to possession of the Premises on the Commencement Date. Tenant shall occupy and use the Premises only for the uses specified in Article I to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any Law or Environmental Law; (b) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (c) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article XVIII; or (d) would tend to create or continue a nuisance. Further, subject to the express limitations of this Article VI, Landlord agrees that it shall comply with all applicable federal, state and local laws relating to the operation of the Building as an office building of which the failure to comply would materially adversely affect Tenant's use and enjoyment of the Premises

Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by any party other than Landlord and its agents or representatives. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article XIV to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (a) whether Tenant's business is deemed a "public accommodation" or "commercial facility"; (b) whether such requirements are "readily achievable"; and (c) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that:

.1 Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below;

.2 Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease;

.3 Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises;

Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of Tenant, or otherwise.

QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any Mortgagee or ground lessor.

ARTICLE VII.

MAINTENANCE

LANDLORD'S MAINTENANCE

Subject to the provisions of Article XIV, Landlord, in a Building standard first class manner, shall maintain and make necessary repairs to the foundations, roofs, exterior walls, elevators, common area floor and wall coverings, common area broken glass, and the structural elements of the Building, the base building electrical, plumbing, heating, ventilation, sprinkler and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley.

TENANT'S MAINTENANCE

Subject to the provisions of Article XIV, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws. Such obligation shall include, without limitation, all electrical, plumbing and mechanical systems serving the Premises from the point such systems connect to the base building systems on each floor. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be made (a) with materials of similar quality to the original materials, (b) under the supervision of Landlord, (c) only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Article, Landlord may, in its sole discretion and upon 24 hours prior written notice to Tenant (except in the case when Landlord determines, in good faith, that an emergency exists, in which case no notice shall be required), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE VIII.

ALTERATIONS AND IMPROVEMENTS

TENANT'S ADDITIONS

The following provisions shall apply to the completion of any Tenant Additions, including, without limitation, Tenant's Work.

Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Additions. Tenant may undertake Decoration work without Landlord's prior written consent, provided, however, (a) Tenant shall advise Landlord of its intention to undertake Decoration work prior to commencing the same, and (b) Tenant shall comply with all of the other provisions of this Article VIll in connection with any Decoration work.

Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Additions shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors, subcontractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Additions, Tenant shall furnish to Landlord for its approval such of the following as specified by Landlord: architectural plans and specifications; opinions from engineers reasonably acceptable to Landlord stating that the Tenant Additions will not in any way adversely affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building; necessary permits and licenses; waivers of mechanics liens; contractor payment and performance bonds; certificates of insurance; and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Additions such as a performance bond or letter of credit. Upon completion of the Tenant Additions, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Additions.

Tenant shall pay the cost of all Tenant Additions and any work to the Building occasioned thereby. In connection with completion of any Tenant Additions, Tenant shall pay Landlord all elevator, rubbish removal and hoisting charges at the rates determined by Landlord from time to time. Upon completion of the Tenant Additions, Tenant shall furnish Landlord with contractors' affidavits and full and final releases of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee. Further, notwithstanding anything to the contrary contained herein, in the event Landlord retains a third party consultant to review Tenant's plans for a proposed Tenant Addition that is unique or nonstandard in nature for an office installation, Tenant shall, on demand, reimburse Landlord for the reasonable charges of such consultant.

Tenant agrees to complete all Tenant Additions (a) in a good and workmanlike manner, (b) with only good grades of materials, and (c), in accordance with W all Laws, including all Environmental Laws, (ii) all requirements of applicable insurance companies, (iii) any architectural plans submitted to and approved by Landlord, and (iv) the policies and procedures established by Landlord from time to time for construction of alterations, additions and improvements by tenants in the Building. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Additions and shall immediately take such steps as are necessary to remedy such violation. In no event shall any supervision of construction by Landlord or right of supervision by Landlord or any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of the first sentence of this Paragraph or impose any liability upon Landlord in connection with the performance of such work.

All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to the express provisions of this Lease, Tenant may remove them or is required to remove them at Landlord's request, provided, however, Tenant shall have the right to remove any millwork it attaches to the Premises (in accordance with the terms of this Lease) provided not less than (010 business days prior written notice is given to Landlord, (ii) the contractor and manner of removal is reasonably satisfactory to Landlord, and (iii) such removal shall not, in Landlord's sole but reasonable judgment, cause damage to the Building.

LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien discharged of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.

ARTICLE IX.

ASSIGNMENT AND SUBLETTING

ASSIGNMENT AND SUBLETTING

Without the prior written consent of Landlord, Tenant may not (a) sublease all or any part of the Premises; (b) assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise; or (c) permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant.

If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice") at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment. The Tenant's Notice shall contain the following information: (a) in the case of a sublease, the space which Tenant proposes to sublease; (b) the name and address of the proposed subtenant or assignee; (c) a description of the business of the proposed subtenant or assignee; and (d) a description of all material terms of the proposed assignment or sublease. The Tenant's Notice shall be accompanied by the most recent financial statement of the proposed subtenant or assignee and other evidence of financial responsibility. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights hereunder within thirty (30) days after receipt of Tenant's Notice (and all required information). Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided herein, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Paragraph. In making its determination of whether to consent to any proposed sublease or assignment, Landlord may take into consideration the business reputation and creditworthiness of the proposed subtenant or assignee; the intended use of the Premises by the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the reputation of the Building or Landlord or would violate the provisions of any other leases of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; and any other factors which Landlord shall deem relevant. In no event shall Landlord be obligated to consider any request for approval of a proposed sublease or assignment, nor shall Tenant have the right to enter into any sublease or assignment: (a) if a Default then exists under this Lease, or a fact or condition exists, which but for the giving of notice or the passage of time would constitute a Default; (b) if the proposed subtenant or assignee is another tenant of the Building or an Affiliate of another tenant of the Building; or (c) if either the space which Tenant proposes to sublease or the space retained by Tenant is not a marketable unit as reasonably determined by Landlord or is not in compliance with all Laws. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.

Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Landlord's right to consent to further assignments or subleases.

If Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent.

For purposes of this Article, any transfer or change in control of Tenant by operation of law or otherwise, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the ownership of the controlling equity interests in Tenant, whether in a single transaction or a series of related transactions.

Notwithstanding anything to the contrary contained in this Article, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises to an Affiliate or to assign this Lease to an Affiliate. Tenant shall comply with all of the requirements, terms and conditions of this Article in connection with an assignment or sublease to an Affiliate.

RECAPTURE

Except in the case of an assignment or sublease to an Affiliate, solely with respect to the portion of the Premises proposed to be sublet, Landlord shall have the option to require Tenant (a) if the request is for consent to a proposed sublease, to execute a sublease to Landlord or its designee for the term and of the space covered by the proposed sublease, but at the Rent per square foot and otherwise upon the same terms and conditions as are contained in this Lease (not including the restrictions on subleasing set forth in this Paragraph), together with an assignment of Tenant's interest as sublessor in the proposed sublease, or (b) if the request is for consent to a proposed assignment, to terminate this Lease effective as of the date preceding the date upon which the assignment is to become effective.

EXCESS RENT

If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, an amount equal to 50% of the Sublease Profit. The term "Sublease Profit" means the sum of the following amounts less the Sublease Expenses (which shall be amortized on a straight line basis over the term of the sublease or the remaining term of the assignment, as the case may be): in the case of an assignment, an amount equal to all sums and other consideration due from the assignee for or by reason of such assignment; and in the case of a sublease, any rents, additional rents and other consideration payable under the sublease to Tenant by the subtenant which are in excess of the Rent payable under this Lease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) for the sublease term.

The sums payable as set forth above shall be paid to Landlord as additional Rent as and when due and payable from the assignee or subtenant to Tenant. The term "Sublease Expenses" means reasonable legal fees, reasonable advertising costs, reasonable architectural and engineering costs, standard brokerage commissions paid by Tenant to procure the subtenant or assignee and costs of alterations paid for by Tenant for the subtenant or assignee.

TENANT LIABILITY

In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option by any subtenant or assignee. The foregoing shall not be construed to affect anything to the contrary contained herein.

ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that upon notice from Landlord, which may be given at any time following a Default by Tenant the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

ARTICLE X.

DEFAULT AND REMEDIES

DEFAULTS

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustments within 10 days after the date when due, subject to written notice of such Default from Landlord provided however, such overdue payment shall be subject to the Default Rate from and after the 1 11h day subsequent to the due date for such particular payment, notwithstanding the nonreceipt of Landlord's written notice of such Default;

Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and fails to cure such default within fifteen (15) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith);

the interest of Tenant in this Lease is levied upon under execution or other legal process;

a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Federal Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

Tenant is declared insolvent by law or any assignment of Tenant's property is made forl the benefit of creditors;

a receiver is appointed for Tenant or Tenant's property, which appointment is not. discharged within thirty (30) days;

any action is taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

the dissolution of Tenant; or

the third time within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

LANDLORD'S REMEDIES

Upon the occurrence of any Default, Landlord at any time thereafter may at its option exercise any one or more of the following remedies:

Termination of Lease. Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of Rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Rent reserved under this Lease for the balance of the Lease Term (including both Monthly Base Rent and Rent Adjustments (the amount of the Rent Adjustments to be based on historical amounts and Landlord's estimates for future amounts)), and the fair rental value of the Premises for that period, determined as of the date of such termination.

Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable, for a term within or beyond the Lease Term; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (a) all Monthly Base Rent, Rent Adjustments and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (b) the net proceeds, if any, of any reletting effected for the account of Tenant determined by deducting from the gross proceeds of any such reletting all of Landlord's expenses, attorneys' fees and expenses, employees' expenses, reasonable alteration costs, expenses of preparation for such reletting and all costs and expenses, direct or indirect, incurred as a result of Tenant's breach of the Lease. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord's damages under this Lease. If the Premises are at the time of any Default sublet or leased by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

Acceleration of Rent. Landlord may declare all Monthly Base Rent and All Rent Adjustments (the amounts thereof to be based on historical amounts and Landlord’s estimates for future amounts) for the entire balance of the Term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Default occurred.

Removal of Contents by Landlord. Landlord may remove all persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

Right of Distress and Lien. In addition to all other rights and remedies of Landlord, if a Default shall occur, Landlord shall, to the extent permitted by law, have a right of distress for rent and lien on all of Tenant’s furniture, fixtures, merchandise and equipment in the Premises, as security for rent and all other charges payable hereunder.

PROCEEDINGS

If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the Term or upon the earlier termination of this Lease, or for non-payment of Rent or any other reason, Tenant specifically waives the right to the notices required by the Landlord and Tenant Act of 1951, as the same may be amended, and agrees that five (5) days’ notice shall be sufficient in all cases.

SURVIVAL OF TENANT’S OBLIGATIONS

No expiration or termination of this Lease Term pursuant to express terms above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect all Rent and other charges due hereunder at any time as and when such charges accrue.

INJUNCTION

In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

WAIVER OF REDEMPTION

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

NOT EXCLUSIVE RIGHT

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

ATTORNEYS' FEES

In the event that Landlord commences suit for the repossession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, Tenant shall pay to Landlord all costs and expenses incurred in connection therewith, including reasonable attorneys' fees. In addition, Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

In connection with any proceeding under Chapter 7 of the Federal Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of this Article which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

Any election to assume this Lease under Chapter 11 or 13 of the Federal Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for the Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied: (a) the assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease and (b) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

Landlord's acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

ARTICLE XI.

SURRENDER OF PREMISES

IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, Tenant's trade fixtures and such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be -removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including, but not limited to, any Tenant Additions containing Hazardous Materials or those that would be costly and expensive for Landlord to remove, such as safes or raised flooring. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, at Tenant's expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.

LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided herein. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE XII.

HOLDING OVER

Tenant shall pay Landlord the greater of (a) double the Monthly Base Rent payable for the month immediately preceding the holding over or, (b) 150% the fair market rental value of the Premises as reasonably determined by Landlord, for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession), plus in each case all Rent Adjustments and other amounts otherwise due. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE XIII.

DAMAGE BY FIRE OR OTHER CASUALTY

SUBSTANTIAL UNTENANTABILITY

If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed 180 days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within 20 days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination. As used herein, "substantial untenantability" with respect to the Premises shall mean that Tenant can not and does not conduct business in the Premises, as contemplated by this Lease and at least 50% percent of the Premises has been damaged and is unaccessible. "Substantial untenatability" with respect to the Building shall mean that at least 50% of the Building has been damaged or destroyed, including the common areas used by Tenant to access the Premises.

Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

Notwithstanding anything to the contrary herein set forth: (a) Landlord shall have no duty pursuant to this Paragraph to repair or restore any portion of any3enant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (b) Tenant shall not have the right to terminate this Lease pursuant to this Paragraph if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.

Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article IX hereof.

INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

RENT ABATEMENT

Except in the case of fire or other casualty caused by the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per them basis from the date of the casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

ARTICLE XIV.

EMINENT DOMAIN

TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than a majority portion of the remaining term of the Lease), Landlord may elect either (a) to terminate this Lease or (b) permit Tenant to receive the entire award in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

TAKING OF PART

Subject to the express terms of Tenant's right to terminate this Lease, in the paragraph next following, in the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

TENANT OPTION TO TERMINATE

Notwithstanding anything to the contrary contained herein, in the event of a permanent partial taking of the Building or the Premises and as a result of such there is a material adverse interference with Tenant's ability to conduct business from the Premises as contemplated by this Lease, Tenant shall have the right to terminate this Lease upon not less than 30 days written notice to Landlord following the vesting of title in condemning authority, time being of the essence.

COMPENSATION

Landlord shall be entitled to receive the entire award (or proceeds) from any taking, condemnation or deed in lieu thereof without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, that Tenant may make a separate claim against the condemning authority for any moving, removal and business dislocation damages or expenses payable to tenants under the Pennsylvania Eminent Domain Code of 1964, as amended, but in no event shall Tenant make any claim against Landlord, or the condemning authority or any party having an interest in the Property which would result in the diminution or reduction in the award for the Property payable to Landlord or to any other party having an interest in the Property.

ARTICLE XV.

INSURANCE

TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term:

Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00);

Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of the Commonwealth of Pennsylvania;

"All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision pursuant to which the insurance carriers waive their rights of subrogation against Landlord;

Business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or Premises for a period of at least one year.

In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and

Such other insurance or coverages as Landlord reasonably requires.

FORM OF POLICIES

Each policy referred to in 16.1 shall (a) name Landlord and the Indemnitees as additional insureds, (b) be issued by one or more responsible insurance companies licensed to do business in Pennsylvania reasonably satisfactory to Landlord, (c) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (d) provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (e) provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord certificates of insurance not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. Further, at Landlord's request, Tenant shall allow Landlord or its authorized representative the right to examine, at the Premises, the actual policies and renewals thereof to be maintained by Tenant hereunder,

LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in Pennsylvania on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct.

WAIVER OF SUBROGATION

Landlord agrees that, if obtainable at no, or minimal, additional cost, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (a) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or. (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

Tenant agrees to include, if obtainable at no, or minimal, additional cost, in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (a) waive the right of subrogation against Landlord and any tenant of space in the Building with respect to losses payable under such policy or policies and/or (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its agents and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Paragraph for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its agents or employees, or such other tenant and the agents or employees thereof.

Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to this Article cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as. additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

SELF INSURANCE

Notwithstanding anything to the contrary in this Article XV, Landlord agrees that, provided (i) Tenant maintains a regular program of self-insurance covering Tenant with regard to the insurance required under this Article XV, which program includes adequate cash reserves to cover all loss contingencies in accordance with generally accepted actuarial principles and (ii) Tenant maintains at all times when self-insurance is in full force and effect a minimum net worth of not less than One Hundred Million Dollars ($100,000,000.00) and (iii) upon the reasonable request by Landlord, Tenant evidences to Landlord's reasonable satisfaction Tenant's compliance with these net worth requirements, subject to the further terms and conditions of this paragraph, Tenant shall be permitted to self-insure through such program of self-insurance and, in such event, such self-insurance shall be deemed to be the equivalent of commercially procured insurance for all purposes of the Lease (including, without limitation, the waiver of subrogation provisions). In the event Tenant cannot meet all the requirements of this paragraph at any time, Tenant agrees that it will obtain from third party insurance carriers (meeting the criteria set forth above in this Article XV) the insurance required under this Article XV. Tenant agrees to indemnify and hold Landlord harmless from and against any claim, damage, loss, liability or expense (including, without limitation, reasonable attorney's fees) which is sustained or incurred by Landlord as a result of (i) Tenant's election to self-insure pursuant to this paragraph in lieu of obtaining third party insurance and 60 any violation by Tenant of the requirements of this paragraph.

BLANKET POLICY

Expressly provided that, at all times, the minimum limits and other requirements of this Article XV are complied with and maintained with respect to the Building and the Premises, as required by the Lease, Landlord agrees that Tenant may effect the insurance required hereunder with a so-called - "blanket" policy of insurance whereby multiple locations and additional named insureds are named and part of a single policy.

ARTICLE XVI.

WAIVER OF CLAIMS AND INDEMNITY

WAIVER OF CLAIMS

To the extent permitted by law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord, its agents and employees- except where resulting from the willful and wrongful act of any of the Indemnitees. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or to any part of the Property or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, agents, contractors, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

INDEMNITY BY TENANT

To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, damages, judgments, suits, liabilities, losses, costs and expenses, including reasonable attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, employees, customers or invitees, in or about the Premises, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

ARTICLE XVII.

RULES AND REGULATIONS

RULES

Tenant agrees for itself and for its subtenants, employees, agents, invitees and contractors to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time, provided, however, in the event of a conflict with the rules and regulations and the express terms and conditions of this Lease, the express terms and conditions of the Lease shall control. Tenant shall pay to Landlord all damages caused by the failure of Tenant, its subtenants, employees, agents, invitees and contractors, to comply with the provisions of this Paragraph and shall also pay to Landlord as' additional Rent an amount equal to any increase in insurance premiums caused by such failure to comply.

ENFORCEMENT

Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE XVIII.

LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (a) to change the Building's name or street address; (b) to install, affix and maintain all signs on the exterior and/or interior of the Building; (c) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (e) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (f) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (g) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (h) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE XIX.

ESTOPPEL CERTIFICATE

IN GENERAL

Within fifteen (15) days after written request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect; (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (f) that the Premises have been completed in accordance with the terms and provisions hereof and that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (g) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (h) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (i) to any other information reasonably requested.

ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, in the event Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE XX.

[Intentionally Omitted]

ARTICLE XXI.

REAL ESTATE BROKERS

Tenant represents that, except for LaSalle Partners, Insignia/ESG, Inc. and Cushman & Wakefield, Inc. (collectively, the "Brokers"), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premise s to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the Brokers further provided that neither Landlord nor Tenant shall be responsible for the commission, if any, due Insignia/ESG, Inc.

ARTICLE XXII.

MORTGAGEE PROTECTION

SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (a) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (b) the lien of any first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request.

If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser. at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (a) bound by any payment of Rent for more than one month -in advance; (b) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; (c) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (d) liable for any security deposits not actually received by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

Anything contained herein to the contrary notwithstanding, Landlord agrees to use its "best efforts", as that term is herebelow defined, to obtain in writing an agreement from the holder of any future mortgage or ground lessor under any ground lease not to disturb Tenant's possession of the Premises so long as Tenant is not in default under this Lease beyond applicable grace and cure periods, which agreement would be in form and content substantially similar to Exhibit NDA, attached hereto and made a part hereof. It is understood that the "use of best efforts" shall mean that Landlord will use commercially reasonable efforts to obtain such agreement but shall (i) not require or be construed to require Landlord to incur any charges or expenses in an effort to obtain such non-disturbance agreement and (ii) only require Landlord to request the non-disturbance agreement and that if the holder of any such mortgage or the ground lessor, as the case may be, refuses to grant non-disturbance, Landlord's sole obligation hereunder shall be to advise Tenant of the rejection and to furnish Tenant with the name and address of the Mortgagee or ground lessor, or the representative or officer with whom Tenant shall, at its option, be free to communicate with to request such non-disturbance agreement. Notwithstanding anything to the contrary contained herein or otherwise, in the event the holder of any such mortgage or any such ground lessor is unwilling to enter into a non-disturbance agreement comparable to Exhibit NDA with Tenant for a reason other than Tenant's default (beyond applicable notice and cure periods) under this Lease, this Lease shall not be subordinate to such mortgage or ground lease.

MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have the right to cure such default within thirty (30) days after receipt of notice from Tenant of Landlord's failure to cure the default within the required time period. If such default cannot be cured by Mortgagee within that time, then the Mortgagee or ground lessor shall have such additional time after notice of Landlord's failure to cure as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, exercise any remedy on account of default by Landlord under this Lease.

This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the- prior written consent, in each instance, of the ground lessor or the Mortgagee.

If any Mortgagee requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified and agrees to execute whatever documents are required therefor.

ARTICLE XXIII

NOTICES IN GENERAL

All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

ADDRESSES

All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

Notices to Landlord shall be addressed:

Centre Square
c/o Cushman & Wakefield, Inc.
Centre Square, Lower Mezzanine
1500 Market Street
Philadelphia, PA 19102

with a copy to the following:

Metropolitan Life Insurance Company
Real Estate Investment Management
8300 Boone Boulevard, Suite 750
Vienna, VA 22182
Attention: Regional Manager

Notices to Tenant shall be addressed:

Lincoln National Corporation
1500 Market Street
Suite 3900
Philadelphia, Pennsylvania 19102
Attention: Jon A. Boscia, Chief Executive Officer and President

with a copy to the following:

Lincoln Investment Management, Inc.
200 East Berry Street
Investment Law, 2R13
Fort Wayne, Indiana 46802
Attention: Senior Counsel

EFFECTIVE DATE

Notices, demands or requests given by registered or certified mail shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Notices, demands or requests given by personal service, Federal Express or other nationally recognized overnight courier shall be effective upon receipt by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

CHANGE OF ADDRESS

By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, demands and requests, provided such new address shall be within the United States of America.

ARTICLE XXIV

SATELLITE DISH

Expressly provided Tenant is not in default beyond any applicable notice and grace period, Tenant may install and maintain, at its own cost and expense, a satellite or microwave dish on the roof of the Building and use available riser space to connect such dish with the Premises further expressly provided W Tenant remits to Landlord with its installment of Monthly Base Rent a fee equal to $1,000.00 per month for each foot in diameter of the dish or if a vertical antenna, $1,000.00 per month of each foot in height of the antenna; (ii) Landlord approves, which approval shall not be unreasonably withheld or delayed, (a) Tenant's satellite dish, (b) its method and means of installation, (c) its location on the roof, and (d) the structural reinforcement required; (iii) a location to install said dish is available; and (iv) Tenant pays any and all costs of removal of said dish and roof restoration in connection therewith.

ARTICLE XXV

SIGNAGE

Landlord agrees, at its expense, to provide identifying Building standard signage for Tenant in the directory in the lobby area of the Building as well as the west bank elevator lobby on the 39th floor. In addition, Landlord agrees, at Tenant's expense, to provide identifying Building standard signage for Tenant in the lobby area on the main floor of the Building adjacent to the west bank elevator serving the Premises, which signage, Tenant acknowledges, may be subject to the approval of the First Union National Bank.

ARTICLE XXVI

RENEWAL OPTION

FIRST RENEWAL TERM

By written notice delivered to Landlord on or before the date which is eighteen (18) months prior to the expiration of the term of this Lease (the "Exercise Date"), time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of the Lease beyond any applicable notice and grace period on (i) the Exercise Date and (ii) the Expiration Date, Tenant shall have the option to extend the term of the Lease for five (5) years commencing on the first day following the Expiration Date and ending on the date which is five (5) years thereafter (hereinafter called the "first renewal term") upon the same terms and conditions hereof except that the Base Rent to be paid by Tenant for the first renewal term shall be the annual fair market rental value for the Premises, as determined as hereinafter set forth, and to be effective on the first day of the first renewal term. In this regard, no earlier than one hundred eighty (180) days and no later than one hundred twenty (120) days prior to the Expiration Date, which sixty (60) day period is hereinafter referred to as the "Exchange Period", Landlord shall submit to Tenant a statement of Landlord's determination of the annual fair market rental value for the clemised premises for the first renewal term, which statement shall show the basis upon which such determination was made. Landlord's determination of the annual fair market rental value shall give due consideration to the rents charged by Landlord for all leases of comparably sized space (excluding exercise of renewal rights where the tenant had a right of renewal under the terms of its lease) entered into by Landlord for the twelve (12) month period preceding the first day of the Exchange Period, except that if there were no such leases or such leases were so peculiar to a particular situation that no true comparables would be derived, Landlord may expand the basis of its determination to include the rents being charged by other owners of first class office buildings of a quality and character similar to the Building and located within the vicinity of the Building in downtown Philadelphia. Within ten (10) business days after receipt of Landlord's determination, Tenant may either (i) rescind the exercise of its option, (ii) accept Landlord's determination of the annual fair market rental value or (iii) provide Landlord with its own determination of the annual fair market rental value, including the basis upon which such determination was made. If Tenant elects option (iii), then Landlord and Tenant shall, for a period of thirty (30) days after Landlord's receipt of Tenant's determination, negotiate in good faith to determine the annual fair market rental value and if Landlord and Tenant are unsuccessful in reaching agreement within such thirty (30) days, either Landlord or Tenant may cause the issue to be arbitrated as hereinafter in this Article XXVI set forth. Except for the Base Rent and Construction Allowance, the first renewal term shall be upon all of the terms, covenants and conditions contained in this Lease provided, however, Landlord, at its sole cost and expense, and for the first renewal term only, shall provide Tenant with an allowance to paint and carpet the Premises, with Building standard materials.

FAIR MARKET VALUE DETERMINATION

In the event either Landlord or Tenant elect to arbitrate the issue of annual fair market rental value, such issue shall be determined by arbitration as hereinafter provided. Landlord and Tenant shall each appoint a fit and impartial person as an arbitrator who shall have at least ten (10) years' experience in the commercial real estate industry in the City of Philadelphia (a "Qualified Arbitrator"). Such appointment shall be indicated in writing by each party to the other. The arbitrators so appointed shall appoint a third Qualified Arbitrator within ten (10) business days after the appointment of the second arbitrator. In case either party shall fail to appoint a Qualified Arbitrator within a period of ten (10) business days after written notice from the other party to make such appointment, the American Arbitration Association, or its successor (the "AAA") shall appoint such Qualified Arbitrator(s). The two (2) arbitrators so appointed shall appoint the third (3rd) arbitrator within ten (10) business days after the appointment of the second (2nd) arbitrator, otherwise the AAA shall similarly make such appointment. The arbitrators shall proceed with all reasonable dispatch to determine the annual fair market rental value and under all circumstances shall be bound by the terms of this Lease and shall not add to, subtract from, or otherwise modify such provisions. The arbitrators sole discretion in determining the question submitted shall be limited to selecting one of the annual fair market rental values submitted by Landlord or Tenant. The decision of the arbitrators shall, in any event, be rendered within thirty (30) days after their appointment and such decision shall be in writing and in duplicate with one counterpart delivered to each Landlord and Tenant. The arbitration shall be conducted in accordance with the rules of the AAA and applicable Pennsylvania law, and a decision of a majority of the arbitrators shall be binding, final and conclusive upon Landlord and Tenant. The fees of the arbitrators and the expenses incident to the proceedings shall be shared equally between Landlord and Tenant.

In the event the determination of the Base Rent rate is not finalized until after the first day of the first renewal term, Tenant shall continue paying the Base Rent and additional rent for Taxes and Operating Expenses payable for the last year of the term of this Lease, and additional rent as provided in item 00 of the last sentence of Section A hereof. At such time as the Base Rent is determined, the Base Rent shall be retroactively adjusted to the first day of the first renewal term, and Tenant shall [within ten (10) business days of Landlord's written demand] pay to Landlord the increased Base Rent for the period between the first day of the first renewal term and the last day of the month in which Landlord's demand for such payment was made, and commencing on the first day of the month following the month in which such demand for the lump sum payment was made by Landlord, Tenant shall start making monthly installments of basic annual rent in the amount as finally determined.

ADDITIONAL RENEWAL OPTIONS

By written notice delivered to Landlord not later than eighteen (18) months prior to the end of the first renewal term, time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of the Lease subject to applicable notice and cure periods on (i) the date of delivery of said notice or (ii) the last day of the first renewal term, Tenant shall have the option to again extend the term of the Lease for an additional five (5) years (the "second renewal term") upon the same terms and conditions hereof except that there will be no Construction Allowance for paint and carpet for the second renewal term and the Base Rent shall be the fair market value for the Premises, as determined in the same manner as herein set forth in this Article XXVI for the renewal term, to be effective on the first day of the second renewal term.

By written notice delivered to Landlord not later than eighteen (18) months prior to the end of the second renewal term, time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of the Lease subject to applicable notice and cure periods on (i) the date of delivery of said notice or (ii) the last day of the second renewal term, Tenant shall, again, have the option to again extend the term of the Lease for an additional five (5) years (the "third renewal term") upon the same terms and conditions hereof except that there will be no Construction Allowance for paint and carpet for the third renewal term and the Base Rent shall be the fair market value for the Premises, as determined in the same manner as herein set forth in this Article XXVI for the renewal term, to be effective on the first day of the third renewal term.

ARTICLE XXVII

EXPANSION OPTION

RIGHT OF SECOND OFFER

In the event that during the term of this Lease, the 8,942 rentable square foot portion of the 27" floor of the West Tower of the Building, as shown hatched on Exhibit F, attached hereto and made a part hereof, the "Offer Space" "becomes available", as such term is hereinafter- defined, and provided (i)Tenant is not then in default hereunder at such time (subject to applicable notice and cure periods), and provided Landlord, in its sole and absolute discretion, has not renewed the existing tenant or occupants (or anyone claiming by, under or through any of said parties, or any of their successors, assigns and subtenants) or the existing tenant or occupants (or anyone claiming by, under or through any of said parties, or any of their successors, assigns and subtenants) of the Offer Space has not "heldover", and provided (iii) the tenant with a superior right to Tenant has not exercised its (superior) right of first offer to lease the Offer Space, Landlord shall offer such space for lease to Tenant in writing and Tenant shall have 20 days to respond to Landlord, time being of the essence, to accept or reject such offer, it being understood that a failure to respond shall be deemed a rejection of the offer. In the event Tenant effectively elects to lease the Offer Space, Landlord and Tenant shall enter into a modification of this Lease incorporating such space in this Lease with such changes as shall be necessary to modify the terms of this Lease relative to such space. The terms shall be the same as those for the Premises with the Offer Space to be thereafter deemed part of the Premises, except that (a) the annual rent shall be at the then escalated rent for the Premises and (b) the lease term for the Offer Space shall terminate on the same date the within Lease terminates and (c) Tenant's proportionate share for Taxes and Operating Expenses, as set forth in Article I of this Lease, shall be appropriately adjusted to include the Offer Space and (d) a prorated (with respect to the balance of the term remaining) Construction Allowance shall be provided. If Tenant does not exercise its option to lease the Offer Space, Landlord may, at any time thereafter, offer the space for lease to any other person or entity on the same or on different terms and conditions than those stated herein, it being understood and agreed that time is of the essence with respect to the exercise by Tenant pursuant to this Article and that if Tenant does not act within the time limitation set forth above, any writing purporting to so exercise by Tenant to Landlord shall be void and of no force or effect. Further, Tenant understands and acknowledges that once a particular portion of space has been offered Tenant and declined, Landlord has no further obligation to Tenant with respect to such portion. The term "becomes available" shall mean that Landlord, subsequent to the Commencement Date, has (a) acquired, or (b) a reasonable expectation of acquiring possession of the Offer Space in accordance with, the provisions of this Article.

ARTICLE XXVIII

MISCELLANEOUS

USE AND OCCUPANCY TAXES

Tenant. shall pay to Landlord any use and occupancy tax (or its equivalent) imposed upon the Premises by any governmental authority. Landlord shall remit amounts paid to it by Tenant to the appropriate governmental authority.

LATE CHARGES

All payments required hereunder (other than the Monthly Base Rent and Rent Adjustments which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All amounts (including, without limitation Monthly Base Rent and Rent Adjustments) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

NO WAIVER

Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that no provision of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is signed by the applicable party waiving its rights.

ARBITRATION

Anything to the contrary contained herein notwithstanding, if there is an unresolved dispute between Landlord and Tenant as to the timeliness of Landlord's consent or the reasonableness of Landlord's refusal to consent to any subletting or assignment, or in connection with an "Operating Expense Adjustment", Landlord and Tenant agree to diligently proceed in good faith to have such dispute resolved by arbitration in the City of Philadelphia in accordance with the rules of The American Arbitration Association (or its successor) by a panel of three arbitrators using, to the extent possible, short expedited time frames. Each arbitrator shall be an attorney with at least 10 years office leasing experience for first class office buildings in downtown Philadelphia. Landlord and Tenant shall each, within ten (10) business days of the written notice of one party to the other to arbitrate, designate an arbitrator meeting the foregoing requirements and the two arbitrators so designated shall, within five (5) business days thereafter, select a third arbitrator and, if they do not do so, the third arbitrator shall be selected by The American Arbitration Association (or its successor). The arbitration shall commence within five (5) business days of the selection of the third arbitrator. The costs and expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall be responsible for its own costs and expenses and the fees and expenses of its own witnesses and counsel and the arbitrator designated by it. In rendering their decisiont the arbitrators. shall have no power to vary, modify or amend any provision of this Lease. A determination made by arbitration pursuant to this Section shall be final and binding upon the parties and unless reasonably impractical, such determination shall be made within five (5) business days following the presentation by Landlord and Tenant.

DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tgenant- or any Affiliate under any other lease with Landlord for premises in the Building defaults under such lease and as a result thereof such lease is terminated or terminable.

OPTION

The submission of this instrument to Tenant for review, examination and execution does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease, and this Lease shall become effective only if and when Landlord signs and delivers the same to Tenant; provided, however, the signing and delivery by Tenant of this Lease to Landlord or its property manager or leasing agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions in this Lease, which offer may not be withdrawn or revoked for fifteen (15) days after such signing and delivery.

TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that this lease is a binding obligation of Tenant enforceable in accordance with its terms, and that no consent or authorization is necessary from any third party. If Tenant is a corporation, Landlord may require that concurrently with the delivery of a signed Lease to Landlord, Tenant deliver certified resolutions of Tenant's board of directors, authorizing the execution and delivery of this Lease. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant.

ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord under this Lease shall only be enforced against landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers, directors or partners.

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder are specifically assumed by the buyer or transferee.

BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

CAPTIONS

The Article and Paragraph captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ABANDONMENT

In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (a) have the right to enter into the Premises in order to show the space to prospective tenants, (b) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (c) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term.

LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the Commencement Date.

LANDLORD:                                          TENANT:

CENTRE SQUARE                                      LINCOLN NATIONAL MANAGEMENT CORPORATION

By: Metropolitan Life Insurance Company
                                                   By:_____________________________
                                                      general partner

                                                   Its_____________________________

_________________________________
 By: Christine Madigan,
     Assitant Vice-President

EXHIBIT A

PLAN OF PREMISES

EXHIBIT B

LANDLORD’S WORK

None.

EXHIBIT C

[Intentionally Omitted As Not Applicable]

EXHIBIT D

RULES AND REGULATIONS

(1) No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

(2) Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for. Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

(3) No article which is explosive or inherently dangerous is allowed in the Building.

(4) Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or names.

(5) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

(6) No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

(7) Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

(8) Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

(9) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval.

(10) Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval.

(11) Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building -personnel.

(12) The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

(13) Tenant shall not overload-the safe capacity of the electrical writing of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

(14) To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in' or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

(15) Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provide the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

(16) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

(17) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

(18) [Intentionally omitted]

(19) Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

(20) No smoking, eating, drinking, loitering or laying is permitted in the Common Area except in designated areas.

(21) Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. -Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

(22) Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

EXHIBIT NDA

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made and entered into as of the _____ day of _________, _____________ by and among CENTRE SQUARE, a Pennsylvania general partnership having an office c/o Metropolitan Life Insurance Company at 8300 Boone Boulevard, Suite 750, Vienna Virginia 22182 ("Owner"), ________________________, having an office at ("Mortgagee"), and LINCOLN NATIONAL MANAGEMENT CORPORATION, an Indiana corporation having an office at 1500 Market Street, Philadelphia, Pennsylvania 19102 ("Tenant").

WITNESSETH:

WHEREAS, Owner owns the improved real property described in Schedule A annexed hereto (the "Premises");

WHEREAS, Mortgagee is the owner and holder of the mortgage encumbering . the Premises described in Schedule B annexed hereto (the "Mortgage");

WHEREAS, pursuant to a lease dated as of ________________, 199_ (the "Lease"), Tenant has leased from Owner, as landlord, a portion of the Premises (the "Leased Premises") more particularly described therein; and

WHEREAS, Mortgagee has agreed to recognize the status of Tenant in the event Mortgagee shall acquire the title to the Premises by foreclosure, by the acceptance of a deed in lieu thereof, or by any other means and Tenant has agreed to attorn to Mortgagee in any such event.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Mortgagee hereby consents to the Lease.

2. Tenant hereby agrees that the Lease is and shall be under, subject and subordinate at all times to the lien, right, title and terms of the Mortgage.

3. So long as Tenant (a) is not in default under the Lease beyond the expiration of any applicable grace or cure periods and (b) has not canceled or terminated the Lease, nor surrendered or abandoned the Leased Premises, in the event that Mortgagee shall commence an action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, Tenant shall not be joined as a party defendant in any such action or proceeding (unless, as a condition precedent to commencing or proceeding with any such action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, Mortgagee is required by statute, judicial decision or the court in which such action or proceeding has been commenced or is pending so to name Tenant as a party defendant) and Tenant shall not be disturbed in its possession of the Leased Premises nor shall the Lease be terminated.

4. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease nor surrendered or abandoned the Leased Premises at the time Mortgagee shall so acquire title to, and possession of, the Premises, then, in such event, Mortgagee shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee under any such new lease shall be subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Paragraphs 5, 6 and 7 hereof), (y) without limiting the generality of clause (x) above, Mortgagee shall, in no event, have any obligations or liabilities to Tenant under any such new lease beyond those of Owner (or its predecessors-in-interest) as were contained in the Lease (to the extent assumed by Mortgagee under this Agreement), and (z) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or its nominee, successors or assigns or any purchaser (as the case may be) as to establish direct privity between Mortgagee and Tenant.

5. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Tenant has not been named as a party defendant, or by deed in lieu of foreclosure, or by any other means and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods and Tenant has not surrendered or abandoned the Leased Premises at the time Mortgagee shall so acquire title to and possession of the Premises:

(i) Tenant shall be deemed to have made a full and complete attornment to Mortgagee so as to establish direct privity between Mortgagee and Tenant;

(ii) all obligations of Tenant under the Lease shall continue in full force and effect and be enforceable against Tenant by Mortgagee, with the same force and effect as if the Lease had originally been made and entered into directly by and between Mortgagee, as landlord thereunder, and Tenant; and

(iii) Mortgagee shall recognize and accept the rights of Tenant under the Lease and, subject to the provisions of Paragraphs 6 and 7 hereof, shall thereafter assume the obligations of Owner under the Lease in respect of Owner's obligations under the Lease thereafter failing due subject, in all events, to (A) the provisions of Paragraph 6 and 7 below and (B) Tenant's waiver, as against Mortgagee, of any defaults of Owner (whether or not curable) which occurred prior to Mortgagee acquiring title to, and possession of, the Premises which shall not then be continuing.

6. Nothing herein contained shall impose any obligation upon Mortgagee to perform any of the obligations of Owner under the Lease, unless and until Mortgagee shall take possession of the Premises, and, in any event, Mortgagee shall have no liability with respect. to any acts or omissions of Owner occurring prior to the date on which Mortgagee shall take possession of the Premises which shall not continue after the date on which Mortgagee shall take possession of the Premises.

7. Tenant hereby agrees that notwithstanding anything to the contrary in this Agreement or the Lease:

(a) no material amendment, modification, termination, assignment or sublease of the Lease shall be effective against Mortgagee, unless consented to in writing by Mortgagee, which consent shall not be unreasonably withheld or delayed;

(b) Mortgagee shall not be bound by any advance payment of rent or additional rent to Owner (or its predecessors-in-interest) in excess of one month's prepayment thereof, in the case of rent, or in excess of one periodic payment in advance, in the case of additional rent, except as specifically provided in the Lease or expressly approved in writing by Mortgagee;

(c) Mortgagee shall not be liable for any act or omission of Owner (or, its predecessor-in-interest) which shall not then be continuing; and

(d) Mortgagee shall not be subject to any offsets or defenses which Tenant might have against Owner unless and to the extent specifically set forth in the Lease.

8. Tenant hereby agrees to provide Mortgagee with prompt notice of any asserted default by Owner of its obligations under the Lease. In the event any such asserted default constitutes a legal basis for the cancellation of the Lease by Tenant, Tenant hereby agrees that the Lease shall not be canceled or terminated until Mortgagee shall have a reasonable period of time within which to (a) obtain possession of the Leased Premises, and (b) cure such default.

9. Tenant and Owner hereby agree that, in the event that Mortgagee delivers to Tenant a notice W stating that an Event of Default (as defined in the Mortgage) has occurred under the Mortgage and (ii) requesting that all rent and additional rent due under the Lease be thereafter paid to Mortgagee, Tenant shall pay, and is hereby authorized and directed by Owner to pay, such rent and additional rent directly to Mortgagee. Delivery to Tenant of the aforedescribed notice from Mortgagee shall be conclusive evidence of the right of Mortgagee to receive such rents and payment of the rents by Tenant to Mortgagee pursuant to such notice shall constitute performance in full of Tenant's obligation under the Lease to pay such rents to Owner. If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute such notice to Tenant of the existence of the Mortgage. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the Loan Documents.

10. Except as otherwise indicated at the end of this Agreement, each of Owner and Tenant represents and warrants to Mortgagee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between Owner and Tenant, relating to the Premises or the Leased Premises or with respect to any other matter related to Tenant's occupancy of the Leased Premises.

11. Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.

12. This Agreement (i) shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, (6) contains the entire agreement among the parties with respect to the subject matter hereof and (iii) may not be modified, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns.

13. All notices to be given hereunder shall be in writing and shall be deemed sufficiently given if (a) hand delivered, (b) delivered by reputable overnight courier or (c) mailed by certified mail, return receipt requested, in each case to the address of each party as set forth above. Each such notice shall be deemed to be effective, in the case of mail deliveries, on the second business day after mailing, and otherwise, upon receipted delivery or refusal. Any party may change its address for notice by notifying the other parties hereunder in accordance with the provisions of this Paragraph 13.

14. All rights of Mortgagee hereunder shall accrue to, and all obligations of Mortgagee shall be binding upon, Mortgagee, its successors, assigns and nominees, including, without limitation, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Premises at a foreclosure sale or at any sale of the Premises following the granting of a deed in lieu of foreclosure or following foreclosure; provided, however, that following any sale or other transfer of its interest in the Premises, Mortgagee, any such grantee or purchaser (as the case may be) shall be fully released and discharged of and from any and all obligations and liabilities of any kind hereunder or under the Lease and/or under any such new lease thereafter arising._ Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors, administrators and permitted assigns of Owner and Tenant hereto.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above set forth.

Owner- CENTRE SQUARE
By Metropolitan Life Insurance Company,
Its general partner

By:
Title:
Date

Mortgagee:
By:
Title:
Date:

Tenant: LINCOLN NATIONAL MANAGEMENT CORPORATION
By:
Title:
Date:

State of ________________)

______________________)ss:

County of _______________)

On this _____ day of _______________, 19 , before me personally came _______________, to me known, who being duly sworn, did depose and say that (s)he is a ______________________ of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, the general partner of the partnership described in, and which executed, the foregoing instrument; and the (s)he signed (her)his name thereto by authority of the board of directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 1996.

___________________________

Notary Public

My Commission Expires: ________________________

State of ________________)

______________________)ss:

County of _______________)

On this _____ day of _______________, 19 , before me personally came _______________, to me known, who being duly sworn, did depose and say that (s)he is a ______________________ of___________________________, a _______________ corporation, the corporation described in, and which executed, the foregoing instrument; and the (s)he signed (her)his name thereto by authority of the board of directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 1996.

___________________________

Notary Public

My Commission Expires: ________________________

State of ________________)

______________________)ss:

County of _______________)

On this _____ day of _______________, 19 , before me personally came _______________, to me known, who being duly sworn, did depose and say that (s)he is a ______________________ ofLincoln National Management Corporation, an Indiana corporation, the corporation described in, and which executed, the foregoing instrument; and the (s)he signed (her)his name thereto by authority of the board of directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 1996.

___________________________

Notary Public

My Commission Expires: ________________________

SCHEDULE A

Description of Premises

SCHEDULE B

Description of Mortgage